                                                                   EXHIBIT 10(j)

                   BROWN-FORMAN 2004 OMNIBUS COMPENSATION PLAN
             NON-EMPLOYEE DIRECTOR'S NONQUALIFIED STOCK OPTION AWARD


    Capitalized terms used below have the definitions assigned to them in the
      Brown-Forman 2004 Omnibus Compensation Plan effective July 22, 2004
                      (the "Plan"), or as defined herein.


                                     SUMMARY
--------------------------------------------------------------------------------
Optionee:                          [NAME]
--------------------------------------------------------------------------------
Grant Date:                        [DATE]
--------------------------------------------------------------------------------
First Exercise Date                [DATE]
--------------------------------------------------------------------------------
Expiration Date                    [DATE]
--------------------------------------------------------------------------------
Option Shares                      [NUMBER]
--------------------------------------------------------------------------------
Class of Shares                    BROWN-FORMAN CORPORATION CLASS B COMMON
--------------------------------------------------------------------------------
Option Price per Share             $[PRICE]
--------------------------------------------------------------------------------


THIS AWARD, effective as of the Grant Date set out above, represents the grant of a nonqualified stock option by Brown-Forman Corporation, a Delaware corporation (the "Company") to the Optionee named above, who is a Non-Employee Director of the Company pursuant to the Plan.

1. GRANT OF OPTION. The Company hereby grants to the Optionee an option (the "Option") to purchase, subject to the terms and conditions set out within this Award and to the terms of the Plan, the number of Option Shares shown above, of the Class of Shares shown above, at the Option Price per Share shown above. The Option Price is the Fair Market Value of a Share on the Grant Date.

2. TERM. The term of this Award is for a period of ten years from the first day of the fiscal year of grant. The Option is immediately exercisable following the Grant Date shown above, and it must be exercised before the earlier of the close of business on the Expiration Date shown above or the applicable date (if any) set forth in section 3 below. Options may be exercised in whole or in part, but not for less than 500 shares at any one time, unless fewer than 500 shares then remain subject to the Option and the Option is then being exercised as to all such remaining shares.

3. TERMINATION OF SERVICE. In the event the Optionee does not remain a Non-Employee Director of the Company during the term of the Option, the following rules will apply:

A) Voluntary Retirement. If the Board Service of the Optionee terminates by reason of his or her Voluntary Retirement from board service, the Option will continue in force until the earlier of (a) the Expiration Date; or (b) the end of seven years following the date of such termination.

B)   Death. If the Optionee dies, the Option must be exercised by the earlier of
     (a) the Expiration Date; or (b) the end of five years following the date of death. The Option may be exercised by the person(s) named as the Optionee's beneficiary(ies), or, if the Optionee has not named one or more beneficiaries, by whoever has acquired the Optionee's rights by will or by the laws of descent and distribution.

C) Termination for any Other Reasons. If the Optionee's Board Service terminates for any reason other than those set out in items A through B immediately above, and in the absence of any action by the Plan Administrator, the option shall expire immediately as of the date of termination, and may not be exercised after that date. However, the Plan Administrator, in its sole discretion, based on the facts and circumstances of such termination, may delay the expiration of all or any portion of the option to any date not later than the Expiration Date.

4. CHANGE IN CONTROL. In the event of a Change in Control of the Company, the Optionee's right to exercise this option shall immediately become 100% vested as of the date that the definition of Change in Control has been fulfilled, and shall remain exercisable until the Expiration Date.

The Plan Administrator, with the approval of the Board, may modify the Option before the effective date of the Change in Control, but no modification may adversely affect the Optionee's rights under this Award without the written consent of the Optionee.

5. RIGHTS AS A STOCKHOLDER. The Optionee has no rights as a stockholder (including, but not limited to, the right to receive dividends or dividend equivalents, or to vote on shareholder issues) with respect to Shares potentially available upon the exercise of unexercised options. Stockholder rights accrue only to holders of Shares issued and delivered pursuant to an Option exercise.

6. RESTRICTIONS ON TRANSFER. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, this Option shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's duly appointed legal representative.

7. RECAPITALIZATION. If there is any change in the Company's Shares through the declaration of stock dividends or through recapitalization resulting in stock splits or through merger, consolidation, exchange of Shares, or otherwise, the Plan Administrator may adjust the number and class of Shares subject to this Option, as well as the Option Price, to prevent dilution or enlargement of rights.

8. HOW TO EXERCISE OPTION. This Option may be exercised by delivery of written notice in a prescribed form to the Company at its executive offices, addressed to the attention of the Compensation Department in Louisville, Kentucky. Such notice: (a) shall be signed by the Optionee or his legal representative; (b) shall specify the number of full Shares then elected to be purchased with respect to the Option; (c) shall covenant that all Shares acquired shall be sold or transferred in compliance with all applicable securities laws; and (d) shall be accompanied by payment in full of the Option Price of the Shares to be purchased.

The Option Price upon exercise of this Option shall be payable to the Company in full either: (a) in cash or its equivalent (such equivalence being at the sole discretion of the Plan Administrator); or (b) by tendering previously acquired shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Optionee for at least six months prior to their tender); or (c) by a combination of (a) and (b). Subject to approval by the Plan Administrator, in lieu of actually tendering previously acquired shares, the Optionee may furnish a written attestation in form and substance acceptable to the Plan Administrator attesting to the Optionee's ownership of the shares he or she would be tendering.

The Plan Administrator may allow the Optionee to exercise pursuant to a "funded exercise" procedure, as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Plan Administrator, in its sole discretion, determines to be consistent with the Plan's purpose and applicable law.

As promptly as practicable after the receipt of notice and payment upon exercise, the Company shall cause to be delivered to the Optionee or his legal representative, as the case may be, one or more certificates for the Shares so purchased. The Share certificate(s) shall be issued in the Optionee's name (or, at the discretion of the Optionee, jointly in the name of the Optionee and the Optionee's spouse).

9. BENEFICIARY DESIGNATION. The Optionee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Award is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Optionee, shall be in a form prescribed by the Company, and will be effective only when delivered during the Optionee's lifetime to the Company at its executive offices, addressed to the attention of the Compensation Department in Louisville, Kentucky.

10. CONTINUATION OF SERVICE. This Award shall not confer upon the Optionee any right to continued service as a director of the Company, nor shall this Award interfere in any way with the Company's right to terminate the Optionee's service as a director at any time.

11.  MISCELLANEOUS.

     A) This Option Award and the Optionee's right under it are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules as the Plan Administrator may adopt. The Plan Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of this Option as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

          The Plan Administrator may administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Option Award, all of which shall be binding upon the Optionee.

     B) The Board of Directors may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Optionee's rights under this Award, without the written consent of the Optionee.

     C) The Company may deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any exercise of the Optionee's rights under this Award.

          Subject to the approval of the Plan Administrator, the Optionee may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having an aggregate Fair Market Value, on the date the tax is to be determined, equal to the amount required to be withheld. Such elections shall be irrevocable, shall be in writing, and shall be signed by the Optionee before the day that the transaction becomes taxable.

     D) The Optionee agrees to take all steps necessary to comply with all applicable Federal and state securities law in exercising his or her rights under this Award.

     E) This Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     F) The Company's obligations under the Plan and this Award, with respect to this Option, shall bind any successor to the Company, whether succession results from a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     G) To the extent not preempted by Federal law, this Award shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     (H) This Award is subject to the terms of the Plan and Administrative Guidelines promulgated under it from time to time. In the event of a conflict between this document and the Plan, the Plan document as well as any determinations made by the Plan Administrator as authorized by the Plan document, shall govern.

     IN WITNESS WHEREOF, the Company has caused this Award to be executed as of the Grant Date.

                                          Brown-Forman Corporation




                                          By:_____________________
                                          Bruce S. Cote
                                          Vice President
                                          Director HR Employee Services

                             FIRST AMENDMENT TO THE
                   BROWN-FORMAN 2004 OMNIBUS COMPENSATION PLAN
             NON-EMPLOYEE DIRECTOR'S NONQUALIFIED STOCK OPTION AWARD

     WHEREAS, Brown-Forman Corporation (the "Company") maintains the Brown-Forman 2004 Omnibus Compensation Plan (the "Plan"); and

     WHEREAS, the Company has previously granted ____ [INSERT NUMBER OF OPTIONS] nonqualified stock options to _____________ ______________ [INSERT NAME OF OPTIONEE] pursuant to the Brown-Forman 2004 Omnibus Compensation Plan Non-Employee Director's Nonqualified Stock Option Award, dated ____________ (the "Award"); and

     WHEREAS, pursuant to Section 12.2 of the Plan, the Plan Administrator may amend the Award; and

     WHEREAS, the Plan Administrator desires to amend the Award (i) to revise
Section 7 of the Award regarding adjustments in connection with a recapitalization (or other similar event) to the Shares granted thereunder and
(ii) to revise Section 8 of the Award to add a "net-exercise option" to the payment methods permitted thereunder upon exercise.

     NOW, THEREFORE, effective _______________ ___, 2006, the Plan Administrator hereby amends the Award as follows:

     1. Section 7 of the Award is amended to read as follows:

          7. RECAPITALIZATION.If there is any change in the Company's Shares through the declaration of stock dividends or through recapitalization resulting in stock splits or through merger, consolidation, exchange of Shares, or otherwise, the Plan Administrator shall adjust the number and class of Shares subject to this Option, as well as the Option Price, to prevent dilution or enlargement of rights.

     2. The second paragraph of Section 8 of the Award is amended to read as follows:

          The Option Price upon exercise of this Option shall be payable to the Company in full either: (a) in cash or its equivalent (such equivalence being at the sole discretion of the Plan Administrator);
          (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price;
          (c) by withholding from Optionee sufficient Shares, subject to this Award, having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (d) by any combination of (a), (b) or (c). Subject to approval by the Plan Administrator, in lieu of actually tendering previously acquired Shares, the Optionee may furnish a written attestation in form and substance acceptable to the Plan Administrator attesting to the Optionee's ownership of the Shares he or she would be tendering.

         IN WITNESS WHEREOF, the Plan Administrator has caused this First Amendment to the Brown-Forman 2004 Omnibus Compensation Plan Non-Employee Director's Nonqualified Stock Option Award to be executed by its duly authorized representative on this ____ day of _______________________, 2006, effective __________________ ____, 2006.